UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)    August 8, 2005

National Presto Industries, Inc.
(Exact name of registrant as specified in its chapter)

Wisconsin	1-2451	39-0494170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3925 North Hastings Way
Eau Claire, Wisconsin		54703-3703
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code:		715-839-2121

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Registrant announced that AMTEC Corporation, its wholly-owned defense subsidiary, has finalized contracts with the Department of the Army totaling approximately $92,000,000 for the first year of the Army’s five-year, 40MM Systems program. Deliveries under these contracts are primarily scheduled for 2006.

On May 4, 2005, the Registrant announced that AMTEC had been awarded the high-volume, prime contract for the Army’s five-year, 40MM Systems program. As a result of competitive Best Value bidding, the Army selected AMTEC as one of two prime contractors responsible for supplying all requirements for the 40MM family of practice and tactical ammunition rounds for a period of five years.

Due to additional Army requirements, the contract amount for the first year is approximately double of what was originally anticipated. The actual cumulative dollar volume over the five-year period will be dependent upon military requirements and funding, as well as government procurement regulations and other factors controlled by the Army and the Department of Defense.

AMTEC, located in Janesville, Wisconsin, manufactures precision mechanical and electro-mechanical products for the U.S. Department of Defense and Department of Defense prime contractors. As a defense contractor, AMTEC primarily focuses on producing niche market training and tactical ammunition, fuzes, and firing devices.

National Presto acquired AMTEC in February 2001. Since that time AMTEC has exhibited steady growth as a result of Presto’s corporate strategy to expand its presence in the defense industry.

Forward looking statements in this Form 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. There are certain important factors that could cause results to differ materially from those anticipated by some of the statements made herein. Investors are cautioned that all forward looking statements involve risks and uncertainty. In addition to the factors discussed above, among the other factors that could cause actual results to differ materially are the following: government defense spending and defense requirements; termination for the convenience of the government; interest rates; continuity of relationships with and purchases by the United States Government and other major customers; unexpected problems or events experienced by subcontractors, team members, or their respective suppliers or subcontractors; product mix; competitive pressure on pricing; and increases in material, freight/shipping, labor or other production costs that cannot be recouped through pricing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Presto Industries, Inc. (Registrant)

Date: August 8, 2005	/s/ Maryjo Cohen (Signature) Maryjo Cohen, President and Chief Executive Officer